UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2015

Gramercy Property Trust Inc.

(Exact name of registrant as specified in its charter)

MARYLAND	001-32248	06-1722127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 5th Avenue, 30th Floor
New York, New York 10175

(Address of principal executive offices)

(212) 297-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.                               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On December 15, 2015, Gramercy Property Trust Inc., a Maryland corporation (“Gramercy”), held a special meeting of stockholders in order to vote upon the following matters relating to the proposed merger between Gramercy and Chambers Street Properties, a Maryland real estate trust (“Chambers”):

(1) to approve the merger of Gramercy with and into Columbus Merger Sub, LLC, a Maryland limited liability company and indirect wholly owned subsidiary of Chambers, with Columbus Merger Sub, LLC continuing as the surviving entity and indirect wholly owned subsidiary of Chambers, pursuant to which each outstanding share of Gramercy common stock will be converted into the right to receive 3.1898 newly issued Chambers common shares of beneficial interest;

(2) to approve on a non-binding, advisory basis, certain compensation arrangements for Gramercy’s named executive officers in connection with the merger;

(3) to approve the adjournment of the Gramercy special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposals if there are insufficient votes at the time of such adjournment to approve such proposals.

The following is a summary of the voting results for each matter presented to Gramercy stockholders:

(1) Gramercy stockholders approved the proposal to approve the merger.  Voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
45,273,258	925,163	457,313	0

(2) Gramercy stockholders approved the proposal to approve certain compensation arrangements.  Voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
45,199,069	931,138	525,527	0

(3) Gramercy stockholders approved the proposal to adjourn the special meeting if necessary.  Voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
43,604,434	2,385,156	666,144	0

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAMERCY PROPERTY TRUST INC.

Date: December 15, 2015	By:	/s/ Jon W. Clark
		Name:	Jon W. Clark
		Title:	Chief Financial Officer

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